CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS
            --------------------------------------------------------


     We consent to incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-85052), filed on March 27, 2002, of our independent auditor's report dated April 10, 2002, relating to the balance sheets of Group Management Corp, (a Delaware corporation) as of December 31, 2001 and 2000 and the related statements of operations and comprehensive loss, changes in shareholders' equity and cash flows for the years ended December 31, 2001 and 2000, which report appears in the 2001 Annual Report on Form 10-KSB of Group Management Corp.



/s/  Wrinkle, Gardner & Company, P.C.
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Friendswood,  Texas
September  6,  2002